FOR IMMEDIATE RELEASE
LabCorp Contacts:

Media: Kimbrel Arculeo – 336-436-8263
Media@Labcorp.com

Investors Relations: Christin O'Donnell — 336-436-5076
Investor@Labcorp.com

LABCORP TO SPEAK AT THE 42ND ANNUAL J.P. MORGAN HEALTHCARE CONFERENCE

BURLINGTON, N.C., Jan. 2, 2024 — Labcorp (NYSE: LH), a global leader of innovative and comprehensive laboratory services, announced today that members of the executive management team will participate in a fireside chat at the 42nd Annual J.P. Morgan Healthcare Conference on Tuesday, Jan. 9 at 4:30 p.m. (PT).

A live audio webcast of the fireside chat will be available via the Company Investor Relations website at ir.Labcorp.com and archived for replay.
About Labcorp
Labcorp (NYSE: LH) is a global leader of innovative and comprehensive laboratory services that helps doctors, hospitals, pharmaceutical companies, researchers and patients make clear and confident decisions. We provide insights and advance science to improve health and improve lives through our unparalleled diagnostics and drug development laboratory capabilities. The company's more than 60,000 employees serve clients in over 100 countries, worked on over 80% of the new drugs approved by the FDA in 2022 and performed more than 600 million tests for patients around the world. Learn more about us at www.labcorp.com.

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